CIF Core Plus Bond Fund
                   Transactions Effected Pursuant to Rule 10f-3

Subadvisor:  BlackRock Advisors, Inc.

Name of Security:                               Pulte Homes Inc. 6.375% 5/15/33

Registration under Securities Act of                          Yes
1933  [10f-3(b)(1)(i)]

Time of Acquisition [10f-3(b)(2)]
-  Date Acquired                                            5/19/03
-  Date First Offered                                       5/10/03

Reasonableness of Spread [10f-3(b)(6)]
-  Offering Price Per Unit                                   99.45
-  Amount of Spread:  Gross Spread                           0.875%
                                   Selling Concession        0.500%
-  Spread                                                    0.875%

Issuer in Continuous Operation at                             Yes
Least Three Years?  [10f-3(b)(4)]

Amount Purchased by Fund and all associated Funds of the Subadviser[10f-3(b)(7)]
-  Total Units Offered                                     400,000,000
-  Purchase Price per Unit                                   99.446

-  Total Units Purchased by Fund                             25,000
-  Total Purchase Price by Fund                             $24,862
-  Percentage of Offering Purchased by Fund                  0.01%

-  Total Units Purchased - all Funds                       30,000,000
-  Total Purchase Price by Fund - all Funds               $29,824,500
-  Percentage of Offering Purchased - all Funds              7.50%

-  Any Shares Purchased by Other Funds in family?              No


Percentage of Fund Assets Invested                           0.04%
  [10f-3(b)(7)]


From Whom Purchased [10f-3(b)(8)]
-  Selling Dealer(s)                             Bank One Capital Markets, Inc.









-  Syndicate Manager(s)                     Lead: Banc One Capital Markets, Inc.
                                     Co Managers: Bank of America Securities LLC
                                                           Citigroup
                                                            ABN Amro
                                                         Comerica Bank
                                                        Credit Lyonnais
                                                      PNC Capital Markets
                                                   Suntrust Robinson Humphrey
                                                              UBS

-  Affiliated Broker / Dealer                         PNC Capital Markets